Calculation of Filing Fee Tables
S-3
Enliven Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(r)	12,266,667	$ 37.50	$ 460,000,012.50	0.0001381	$ 63,526.01
Fees to be Paid	2	Equity	Pre-Funded Warrants to purchase shares of Common Stock, par value $0.001 per share	Other	1,733,333	$ 37.50	$ 64,999,987.50	0.0001381	$ 8,976.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 525,000,000.00		$ 72,502.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 72,502.51
Offering Note
[1]	The registration fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). The fee payable in connection with the offering pursuant to this prospectus supplement is being paid herewith in accordance with Rule 456(b) under the Securities Act, and represents deferred payment of the registration fees in connection with the registrant's Registration Statement on Form S-3ASR (Registration No. 333-289582). Includes 1,733,333 shares of common stock that are issuable upon the exercise of pre-funded warrants referenced below. This also includes 1,600,000 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares.

[2]	Pursuant to Rule 416 under the Securities Act, the pre-funded warrants to purchase common stock being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of share splits, share dividends or similar transactions. The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Represents the sum of the pre-funded warrants sales price of $37.499 per pre-funded warrant and the exercise price of $0.001 per share of common stock issuable pursuant to the pre-funded warrants. Pursuant to Rule 457(g), the entire fee is allocated to the common stock underlying the pre-funded warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $525,000,000.00. The prospectus is a final prospectus for the related offering.